EXHIBIT 20

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of MatlinPatterson FA Acquisition LLC, MatlinPatterson LLC, MatlinPatterson PE Holdings LLC, MP II Preferred Partners L.P., MP Preferred Partners GP LLC, David J. Matlin and Mark R. Patterson, on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.01 per share, of Gleacher & Company, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 25th day of February 2013.

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ Robert H. Weiss
Name: Robert H. Weiss
Title: Vice President

MATLINPATTERSON LLC

By:	/s/ Mark R. Patterson
Name: Mark R. Patterson
Title: Member

MATLINPATTERSON PE HOLDINGS LLC

By:	/s/ Robert H. Weiss
Name: Robert H. Weiss
Title: General Counsel

MP II PREFERRED PARTNERS L.P.
By:	MP Preferred Partners GP LLC,
its general partner

By:	/s/ Robert H. Weiss
Name: Robert H. Weiss
Title: General Counsel

MP PREFERRED PARTNERS GP LLC

By:	/s/ Robert H. Weiss
Name: Robert H. Weiss
Title: General Counsel

DAVID J. MATLIN

By:	/s/ David J. Matlin
Name: David J. Matlin

MARK R. PATTERSON

By:	/s/ Mark R. Patterson
Name: Mark R. Patterson